SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 20, 2010
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	88-0326480
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX	77565-3077
(Address of Principal Executive Offices)	(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 19, 2010, the board of directors of American International Industries, Inc. (the "Registrant") appointed Steven M. Plumb as a director, chairperson of the audit committee and a member of the compensation committee and nominating committee.

Steven M. Plumb, a CPA licensed in Texas, is a financial manager and senior executive experienced in operations, finance and marketing. Mr. Plumb is the president of Clear Financial Solutions, Inc. a business consulting firm that assists public and private companies with financing, operations improvement, outsourced CFO services, SEC reporting, mergers and acquisitions, and financial analysis. Mr. Plumb has served as the CFO of several public companies, including Striker Oil & Gas, Inc., Hyperdynamics Corp., Oncolin Therapeutics, Inc., Bluegate Corp., and Adventrx Pharmaceuticals. Prior to starting his own consulting firm, Mr. Plumb served as the Chief Financial Officer of DePelchin Children's Center, and as controller of Memorial City Rehabilitation Hospital in Houston, Texas. Mr. Plumb is a former auditor and consultant with KPMG. Mr. Plumb earned his BBA degree in accounting from the University of Texas at Austin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR
   CEO, PRESIDENT AND CHAIRMAN
   Dated: January 20, 2010

/s/ SHERRY L. COUTURIER
   CHIEF FINANCIAL OFFICER
   Dated: January 20, 2010